EXHIBIT 99.1
                                                                    ------------


      BUFFETS HOLDINGS, INC. ANNOUNCES FORMATION OF NEW HOLDING COMPANY AND PURCHASE OF OPTIONS TO ACQUIRE IN EXCESS OF 80% OF ITS OUTSTANDING SENIOR
                                 DISCOUNT NOTES

EAGAN, Minn. - December 29, 2005: Buffets Holdings, Inc. today announced that holders of in excess of 99% of the company's outstanding common stock, including Caxton-Iseman Investments L.P., Sentinel Capital Partners II, L.P. and members of senior management formed a new holding company, Buffets Restaurants Holdings, Inc. These stockholders contributed their common stock of Buffets Holdings to Buffets Restaurants Holdings in exchange for proportional amounts of Buffets Restaurants Holdings common stock. As a result, Buffets Holdings is now over 99% directly owned by Buffets Restaurants Holdings.

Concurrently with its formation, Buffets Restaurants Holdings entered into two negotiated option agreements with two of the largest groups of holders of the Buffets Holdings senior discount notes due 2010. Together, these two groups of holders own an aggregate principal amount at maturity of the Buffets Holdings senior discount representing in excess of 80% of the Buffets Holdings senior discount notes outstanding. In exchange for 13.875% senior discount notes due 2010 of Buffet Restaurants Holdings with an initial accreted value equal to 10% of the accreted value of the Buffets Holdings senior discount notes subject to the options, the options permit Buffets Restaurants Holdings to purchase the Buffets Holdings senior discount notes for a period of one year. The cash exercise price for each option is the difference between (i) the sum of the accreted value of the Buffets Holdings senior discount notes subject to the option and one-half of the make-whole premium for such notes (calculated based on a treasury rate plus 50 basis points and the first redemption price for the Buffets Holdings senior discount notes) and (ii) the initial accreted value of the Buffets Restaurants Holdings senior discount notes issued as consideration for the option. Each option is immediately exercisable and expires on December 29, 2006.

The option agreements provide that if Buffets Holdings makes a cash tender offer that is economically equivalent to the option consideration and exercise price for all of its outstanding senior discount notes, Buffets Restaurants Holdings may require that the holders subject to the option agreements tender their Buffets Holdings senior discount notes in the offer. In addition, until January 31, 2006, Buffets Restaurants Holdings has agreed to enter into similar option agreements with other holders of the Buffets Holdings senior discount notes if certain conditions are met.

Concurrently with the issuance of this press release, Buffets Holdings is filing a Current Report on Form 8-K which will attach, as exhibits thereto, the form of the option agreement and the indenture governing the Buffets Restaurant Holdings senior discount notes.

The Buffets Restaurants Holdings senior discount notes to be offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Buffets currently operates 353 restaurants in 33 states comprised of 344 buffet restaurants and nine Tahoe Joe's Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states.

THE MATTERS DESCRIBED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND BUFFETS HOLDINGS, INC.'S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE BUT ARE NOT LIMITED TO GENERAL BUSINESS AND ECONOMIC CONDITIONS, THE IMPACT OF COMPETITION, THE SEASONALITY OF BUFFETS HOLDINGS, INC.'S BUSINESS, ADVERSE WEATHER CONDITIONS, FUTURE COMMODITY PRICES, FUEL AND UTILITY COSTS, GOVERNMENTAL REGULATIONS, INFLATION, AND OTHER FACTORS DETAILED IN THE REPORTS FILED BY BUFFETS HOLDINGS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEREOF. BUFFETS HOLDINGS, INC. ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

Contact:
R. Michael Andrews, Jr.
Chief Executive Officer
(651) 994-8608